____________, 2010

57th Street GAC Holdings LLC
590 Madison Avenue, 35th Floor
New York, NY 10022

Re:           57TH STREET GENERAL ACQUISITION CORP.

Gentlemen:

This letter will confirm our agreement, that commencing on the effective date (“Effective Date”) of the registration statement (“Registration Statement”) of the initial public offering (“IPO”) of the securities of 57th Street General Acquisition Corp. (the “Company”) and continuing until the earliest to occur of: (i) the consummation of a Business Transaction (as described in the Registration Statement), (ii) , 2011 [15 months from the date of this prospectus]  and (iii) the date on which we determine to dissolve and liquidate our trust account pursuant to the Company’s Amended and Restated Certificate of Incorporation (such earliest date hereinafter referred to as the “Termination Date”), 57th Street GAC Holdings, LLC shall make available to the Company, at 590 Madison Avenue, 35th Floor, New York, New York 10022 (or any successor location of the Company), certain general and administrative services, including but not limited to receptionist, secretarial and general office services.  In exchange therefore, the Company shall pay 57th Street GAC Holdings LLC the sum of $7,500 per month on the Effective Date and continuing monthly thereafter until the Termination Date, with any payments in respect of a partial month pro-rated.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

57th Street GAC Holdings LLC has no right, title, interest, or claim of any kind (“Claim”) in or to any monies in the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and Continental Stock Transfer & Trust Company, as trustee of the Trust Account), and hereby waives any Claim in or to any monies in the Trust Account it may have in the future, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

Very truly yours,

57TH STREET GENERAL ACQUISITION CORP.

By:
Name: Mark Klein
Title: Chief Executive Officer

Agreed to and Accepted by:

57TH STREET GAC HOLDINGS LLC

By:
Name:
Title: Managing Member